UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): March 20, 2008
METROPCS COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2250 Lakeside Boulevard Richardson, Texas	75082
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 214-570-5800
(Former name or former address, if changed since last report): Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     MetroPCS Communications, Inc. (“MetroPCS,” and together with MetroPCS’s wholly-owned subsidiaries, “we”), participated as a bidder in the Federal Communications Commission’s (the “FCC”) recent Auction No. 73 for wireless spectrum in the 700 MHz band (“Auction 73”) directly through MetroPCS’s wholly-owned subsidiary, MetroPCS 700 MHz, LLC (“Auction Sub”).
     On March 20, 2008, the FCC released a Public Notice announcing that Auction 73 was closed and that Auction Sub was the high bidder for the 12 MHz Lower Band Block A license for the Boston-Worcester, Massachusetts/New Hampshire/Rhode Island/Vermont Economic Area (the “700 MHz License”) with an aggregate purchase price of approximately $313 million. The 700 MHz License supplements the 10 MHz of advanced wireless spectrum previously granted to us in the Boston-Worcester, Massachusetts/New Hampshire/Rhode Island/Vermont Economic Area as a result of FCC Auction No. 66 (“Auction 66”).
     Based on our high bid, we are obligated to make a final payment to the FCC on or before April 17, 2008 in the amount of approximately $160 million, at which point we will have paid in full for the 700 MHz License. The grant of the 700 MHz License remains subject to an FCC application approval process, and we cannot guarantee that the FCC will award the 700 MHz License to Auction Sub or when the FCC will take action. In addition, the use of the 700 MHz License is subject to protection of incumbent analog and digital television licenses from harmful interference until February 17, 2009. After February 17, 2009, we will be required to operate in accordance with FCC rules designed to reduce potential interference with public reception of digital television channel 51, as well as in accordance with all other FCC rules applicable to wireless spectrum in the 700 MHz band. For a more detailed discussion of the FCC rules applicable to wireless spectrum in the 700 MHz band and the build-out requirements for the 700 MHz License, please see our Annual Report on Form 10-K for the year ended December 31, 2007.
     We believe that the funds provided by our existing unrestricted cash and cash equivalents and our anticipated cash flows from operations will be sufficient to meet the projected operating and capital requirements for our existing and currently planned business expansions, including the remaining payment we owe to the FCC for the 700 MHz License.
Forward-Looking Statements
This Current Report includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Any statements made in this Current Report that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including statements that may relate to our plans, objectives, strategies, goals, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. These forward-looking statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “would,” “could,” “may,” “will,” “forecast,” and other similar expressions.
These forward-looking statements or projections are based on reasonable assumptions at the time they are made, including our current expectations, plans and assumptions that have been made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Forward-looking statements or projections are not guarantees of future performance or results. Actual financial results, performance or results of operations may differ materially from those expressed in the forward-looking statements and projections. Factors that may materially affect such forward-looking statements and projections include:
•	the highly competitive nature of our industry;
•	the rapid technological changes in our industry;
•	our ability to maintain adequate customer care and manage our churn rate;

•	our ability to sustain the growth rates we are projecting;
•	our ability to access the funds necessary to build and operate our Auction 66 Markets;
•	the costs associated with being a public company and our ability to comply with the internal financial and disclosure control and reporting obligations of public companies;
•	our ability to manage our rapid growth, train additional personnel and improve our financial and disclosure controls and procedures;
•	our ability to secure the necessary spectrum and network infrastructure equipment;
•	our ability to clear the Auction 66 or Auction 73 market spectrum of incumbent licensees;
•	our ability to adequately enforce or protect our intellectual property rights;
•	governmental regulation of our services and the costs of compliance and our failure to comply with such regulations;
•	our capital structure, including our indebtedness amounts;
•	changes in consumer preferences or demand for our products;
•	our inability to attract and retain key members of management; and
•	other factors described or referenced from time to time in our filings with the Securities and Exchange Commission.
     The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions, many of which are beyond our ability to control or ability to predict. You should not place undue reliance on these forward-looking statements and projections, which are based on current expectations and speak only as of the date of this release. We are not obligated to, and do not undertake a duty to, update any forward-looking statement or projection to reflect events after the date of this Current Report, except as required by law. We do not plan to update nor reaffirm guidance except through formal public disclosure pursuant to Regulation FD.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS COMMUNICATIONS, INC.
Date: March 26, 2008	By:	/s/ J. Braxton Carter
J. Braxton Carter
Executive Vice President and CFO